Exhibit 10.30

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of December 2, 2005 (this “Amendment”), relating to the Credit Agreement referenced below, is by and among Speedway Motorsports, Inc., a Delaware corporation (“SMI”), and Speedway Funding, LLC, a Delaware limited liability company) (“Speedway Funding” and together with SMI, the “Borrowers”), the subsidiaries and related parties identified as Guarantors on the signature pages hereto, the Lenders identified on the signature pages hereto, Bank of America, N.A., a national banking association, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), Wachovia Bank, National Association, as Syndication Agent (in such capacity, the “Syndication Agent”), Calyon New York Branch (successor in interest to Credit Lyonnais New York Branch) and SunTrust Bank, as the Documentation Agents (in such capacity, the “Documentation Agents”), and Banc of America Securities LLC, as Lead Arranger and Book Manager for the Lenders. Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

W I T N E S S E T H

WHEREAS, a $300 million credit facility has been extended to the Borrowers pursuant to the terms of that Credit Agreement dated as of May 16, 2003, as amended as of November 7, 2003 and as of March 15, 2005 (as amended and modified from time to time, the “Credit Agreement”) among the Borrowers, the subsidiaries and related parties identified as guarantors therein, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Wachovia Bank, National Association, as Syndication Agent, Credit Lyonnais, New York Branch, Fleet National Bank, and SunTrust Bank, as the Documentation Agents, and Banc of America Securities LLC, as Lead Arranger and Book Manager for the Lenders;

WHEREAS, the Borrowers have requested certain modifications to the Credit Agreement;

WHEREAS, the requested modifications require the approval of the Lenders;

WHEREAS, the Lenders have agreed to the requested modifications on the terms and conditions set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments. The Credit Agreement is amended in the following respects:

(a) The cover sheet is amended by replacing “BANK OF AMERICA, N.A., as Administrative Agent” with “BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and Issuing Lender”.

(b) The definition of “Cash Consideration” in Section 1.1 is amended to read as follows:

“ “Cash Consideration” mean cash paid to or for the account of a seller for the Permitted Motorsports Transactions and other acquisitions permitted by Section 8.4(c) plus (i) any notes given to such seller having a maturity date shorter than the Termination Date and (ii) any Guaranty Obligations incurred or Funded Indebtedness assumed in the transaction.”

(c) The definition of “Patriot Act” in Section 1.1 is deleted in it entirety.

(d) The definition of “Permitted Investments” in Section 1.1 is amended by deleting subsection (vi) of the definition and replacing it with the following:

“(vi) Permitted Motorsports Transactions or other acquisitions permitted by Section 8.4(c).”

(e) A new definition for “Permitted Motorsports Transactions” is added to Section 1.1 in correct alphabetical order to read as follows:

“ “Permitted Motorsports Transactions” means a transaction or transactions by either Borrower related to the motorsports industry including, without limitation, the acquisition of additional motor speedways, the acquisition of entities involved in motorsports, the formation of new entities (including joint ventures) to conduct business related to motorsports, and the making promotion, distribution or selling of motorsports merchandise.”

(f) Section 3.14 is deleted in its entirety and replaced with the following:

“3.14 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s in Dollars and in immediately available funds at the Administrative Agent’s office specified in Schedule 2.1(a) not later than 2:00 p.m. (Charlotte, North Carolina time) on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received. All payments received by the Administrative Agent after 2:00 p.m. (Charlotte, North Carolina time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. Except as expressly provided otherwise herein, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except that computations of interest on Base Rate Loans (unless the Base Rate is determined by reference to the Federal Funds Rate) shall be calculated based on a year of 365 or 366 days, as appropriate.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date any payment is required to be made by it of Eurodollar Loans (or, in the case of any payment is required to be made by it of Base Rate Loans, prior to 12:00 noon on the date of such payment) that such Lender will not make available to the Administrative Agent such Lender’s share of such payment, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.1(b)(iii) (or, in the case of a payment of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.1(b)(iii)) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable payment available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable payment to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in the applicable borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Section 3, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable extension of credit set forth in Section 5.2 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to purchase its participation.

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.”

(g) Section 6.20 added in the Second Amendment to Credit Agreement dated March 15, 2005 relating to the Patriot Act is deleted in its entirety. Section 6.20 in the original Credit Agreement entitled “Pledge Agreement” remains in the Credit Agreement.

(h) Section 8.4(c) is amended to read as follows:

“(c) except as otherwise permitted by Section 8.4(a) or 8.5, acquire all or any portion of the Capital Stock or securities of any other Person or purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial part of the Property of any other Person provided, however, that, so long as no Default or Event of Default would be caused as a result thereof on an actual or Pro Forma Basis, then any Credit Party or any Subsidiary may (i) enter into Permitted Motorsports Transactions; provided, however, the aggregate Cash Consideration paid for such transactions in any fiscal year shall not exceed 35% of the Consolidated Net Worth of Speedway Motorsports at the immediately preceding fiscal year end, and (ii) consummate other acquisitions consistent with the nature of the Borrowers’ business, whether by merger, stock purchase or asset purchase; provided, however, that the Cash Consideration paid for such other acquisitions shall not exceed $100,000,000 in the aggregate during the term of this Credit Agreement.”

(i) Section 8.13 is amended to read as follows:

“8.13 Capital Expenditures.

Consolidated Capital Expenditures (exclusive of Permitted Motorsports transactions and acquisitions permitted by Section 8.4(c), repair of casualty damage and other activities permitted under Section 7.7 and any capital expenditures made in connection with pre-sold condominium units) for each fiscal year shall not exceed $80,000,000; provided, however, for fiscal years 2005 and 2006 Borrowers may also incur additional Consolidated Capital Expenditures (exclusive of Permitted Motorsports transactions and acquisitions permitted by Section 8.4(c) and any capital expenditures made in connection with pre-sold condominium units) of $150,000,000 to be used solely for (i) the rebuilding and refurbishment of Atlanta Speedway necessitated by tornado damage; (ii) acquisition of additional land at Lowes Motor Speedway; (iii) acquisition of additional land at Las Vegas Motor Speedway; (iv) refurbishment of the infield at Las Vegas Motor Speedway; and (v) refurbishment of the grandstands at Las Vegas Motor Speedway.”

(j) Section 10 is deleted in its entirety and replaced with the following:

“SECTION 10

ADMINISTRATIVE AGENT

10.1 Appointment and Authority.

Each of the Lenders and the Issuing Lender hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

10.2 Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.3 Exculpatory Provisions.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.6 and 9.2) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrowers, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Credit Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent

10.4 Reliance by Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5 Delegation of Duties.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The exculpatory provisions of this Section shall apply to any such sub-agent and to the Agent-Related Persons of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

10.6 Resignation of Administrative Agent.

The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section and Section 11.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

10.7 Non-Reliance on Administrative Agent and Other Lenders.

Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Agent-Related Persons and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Agent-Related Persons and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

10.8 No Other Duties, Etc.

Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.”

(k) A new Section 11.19 entitled “USA PATRIOT ACT Notice” is added to read as follows:

“11.19 USA PATRIOT Act Notice.

Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower in accordance with the Act.”

2. Conditions Precedent. This Amendment shall be effective as of the date hereof upon satisfaction of each of the following conditions precedent:

(a) the execution of this Amendment by the Credit Parties and the Required Lenders; and

(b) receipt by the Administrative Agent of all other fees and expenses owing in connection with this Amendment.

3. Representations and Warranties. Each of the Credit Parties hereby represents and warrants in connection herewith that as of the date hereof (after giving effect hereto) (i) the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct in all material respects (except those which expressly relate to an earlier date), and (ii) no Default or Event of Default has occurred and is continuing under the Credit Agreement.

4. Acknowledgments, Affirmations and Agreements. Each of the Credit Parties (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Credit Documents and (iii) agrees that this Amendment does not operate to reduce or discharge the Guarantors’ obligations under the Credit Agreement or the other Credit Documents.

5. Credit Agreement. Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement remain in full force and effect.

6. Expenses. The Borrowers jointly and severally agree to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of the Administrative Agent’s legal counsel.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

8. Governing Law. This Amendment shall be deemed to be a contract under, and shall for all purposes be construed in accordance with, the laws of the State of North Carolina.

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:	SPEEDWAY MOTORSPORTS, INC., a Delaware corporation

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	Executive Vice President

SPEEDWAY FUNDING, LLC, a Delaware limited liability company

	By:	/s/ Wiliam R. Brooks
	Name:	William R. Brooks
	Title:	President

[Signatures Continue]

GUARANTORS:	600 RACING, INC.,
a North Carolina corporation
ATLANTA MOTOR SPEEDWAY, INC.,
a Georgia corporation
BRISTOL MOTOR SPEEDWAY, INC.,
a Tennessee corporation
CHARLOTTE MOTOR SPEEDWAY, LLC,
a North Carolina limited liability company
INEX CORP.,
a North Carolina corporation
LAS VEGAS MOTOR SPEEDWAY, INC.,
a Delaware corporation
MOTORSPORTS BY MAIL, LLC
a North Carolina limited liability company
NEVADA SPEEDWAY, LLC,
a Delaware limited liability company
SMI TRACKSIDE, LLC,
a North Carolina limited liability company
SPEEDWAY MEDIA, LLC,
a North Carolina limited liability company
SPEEDWAY PROPERTIES COMPANY, LLC,
a Delaware limited liability company
SPEEDWAY SONOMA, LLC,
a Delaware limited liability company
SPR, INC., a Delaware corporation
TEXAS MOTOR SPEEDWAY, INC.,
a Texas corporation
TRACKSIDE HOLDING CORPORATION,
a North Carolina corporation

	By:	/s/ William R. Brooks
	Name:	William R. Brooks
	Title:	Vice President

SPEEDWAY SYSTEMS LLC,
a North Carolina limited liability company

	By:	SPR, INC.,
its manager

		By:	/s/ William R. Brooks
		Name:	William R. Brooks
		Title:	Vice President

[Signatures Continue]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
in its capacity as Administrative Agent

	By:	/s/ Tucker S. Sampson
	Name:	Tucker S. Sampson
	Title:	Managing Director

LENDERS:	BANK OF AMERICA, N.A.,
in its capacity as a Lender, Swingline Lender and Issuing Lender

	By:	/s/ Tucker S. Sampson
	Name:	Tucker S. Sampson
	Title:	Managing Director

BANK OF THE WEST

	By:	/s/ Edmund Ong
	Name:	Edmund Ong
	Title:	Assistant Vice President

CAROLINA FIRST

	By:	/s/ Charles D. Chamberlain
	Name:	Charles D. Chamberlain
	Title:	Executive Vice President

COMERICA BANK

	By:	/s/ Chris Stergiadis
	Name:	Chris Sterigiadis
	Title:	Vice President

CALYON NEW YORK BRANCH (successor in interest to Credit Lyonnais New York Branch), in its capacity as Documentation Agent and as a Lender

	By:	/s/ Samuel L. Hill
	Name:	Samuel L. Hill
	Title:	Managing Director

	By:	/s/ David Cagle
	Name:	David Cagle
	Title:	Managing Director

FIRST TENNESSEE BANK NATIONAL ASSOCIATION

By:	/s/ Gerald I. Hallenbech
Name:	Gerald I. Hallenbech
Title:	Regional President

FIRSTRUST BANK

By:	/s/ Kent D. Nelson
Name:	Kent D. Nelson
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.

By:	/s/ Sean Golden
Name:	Sean Golden
Title:	Assistant Vice President

RBC CENTURA BANK

By:	/s/ David Faris
Name:	David Faris
Title:	Senior Vice President

REGIONS BANK

By:	/s/ Elaine B. Passman
Name:	Elaine B. Passman
Title:	Vice President

SOVEREIGN BANK

By:	/s/ Walter J. Marullo
Name:	Walter J. Marullo
Title:	Senior Vice President

SUNTRUST BANK, in its capacity as Documentation Agent and as a Lender

By:	/s/ Thomas F. Parrott
Name:	Thomas F. Parrott
Title:	Vice President

US BANK NATIONAL ASSOCIATION

By:	/s/ William J. Hronek
Name:	William J. Hronek
Title:	Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as Syndication Agent and as a Lender

By:	/s/ J. Andrew Phelps
Name:	J. Andrew Phelps
Title:	Vice President

[Signatures Continue]

LEAD ARRANGER AND BOOK MANAGER:	BANC OF AMERICA SECURITIES LLC

	By:	/s/ Mohit Ramani
	Name:	Mohit Ramani
	Title:	Vice President